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                                                                       EXHIBIT 2

                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT (the "Plan") is made this 10th day of July, 1996, between Silver Ledge, Incorporated, a Nevada corporation ("Silver Ledge"); certain principal stockholders of Silver Ledge, namely, Robin D. Porter, Rodney
G. Porter, Karen Porter and Jennie Porter (the "Silver Ledge Principal Stockholders"); Net Telecommunications, Incorporated, a Nevada corporation ("Net Tel"); and the persons listed in Exhibit A hereof (which is a record of the owners of all of the issued and outstanding voting securities of Net Tel) who execute and deliver a copy of the Plan (the "Net Tel Stockholders");

                              W I T N E S S E T H :

         WHEREAS, the respective Boards of Directors of Silver Ledge and Net Tel have adopted certain resolutions whereby Silver Ledge and Net Tel will merge pursuant to the provisions of Section 368(a)(1)(A) of the Internal Revenue Code of 1954, as amended, and the applicable provisions of the Nevada Revised Statutes; and

         WHEREAS, Silver Ledge has formed a Nevada corporation as a wholly-owned subsidiary and is in the process of changing its domicile from the State of Montana to the State of Nevada by merging with and into such subsidiary, with the present intent that this Plan shall be binding upon either or both such entities; and

         WHEREAS, the respective resolutions provide for the ratification or approval of the respective stockholders of Silver Ledge and Net Tel, as outlined hereinbelow;

         NOW, THEREFORE, in consideration of the premises and of the mutual agreement of the parties hereto, the Plan and the terms and conditions thereof and the mode of carrying the same into effect, together with any provisions required or permitted to be set forth therein, are hereby determined and agreed upon as required by the laws of the State of Nevada as follows, to-wit:

                                    Section 1

                                 Plan of Merger

         1.1 Merger and Surviving Corporation. Net Tel will merge into Silver Ledge, with Silver Ledge being the "Surviving Corporation"; the separate existence of Net Tel shall cease, and the name of the Surviving Corporation shall become "Net Telecommunications, Incorporated." Until amended, modified or otherwise altered, the Articles of Incorporation of Silver Ledge shall continue to be the Articles of Incorporation of the Surviving Corporation; and the Bylaws of Silver Ledge shall become the Bylaws of the Surviving Corporation.
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         1.2      Changes in Capitalization and Par Value. The outstanding
voting securities of Silver Ledge shall be reverse split on a basis of 40.087785 for one, while retaining the authorized capital of Silver Ledge at 50,000,000 shares, with appropriate adjustments being made in the stated capital and additional paid in capital accounts of Silver Ledge.

         1.3 Share Conversion. Each share of issued, outstanding or subscribed common stock of Net Tel (the "Net Tel Shares") shall, upon the effective date of the Plan, be converted into 2,385.4 post-split shares of common stock of Silver Ledge, amounting to approximately 6,000,000 post-split shares in the aggregate, as outlined in Exhibit A; all fractional shares shall be rounded to the nearest whole share.

         1.4 Exchange Agreement. Simultaneous with the Closing, Silver Ledge shall have entered into a Exchange Agreement with the Silver Ledge Principal Stockholders pursuant to which Silver Ledge will exchange all of the outstanding securities of all of its subsidiaries for the 27,622,793 pre-split shares of common stock of Silver Ledge (approximately 689,057 post-split shares) owned by the Silver Ledge Principal Stockholders, presently amounting to approximately 63% of the pre-Plan outstanding securities of Silver Ledge, and resulting in there then being approximately 400,000 post-split outstanding shares of common stock of Silver Ledge, not taking into account any shares of Silver Ledge common stock to be issued pursuant to the Plan. A copy of the Exchange Agreement is attached hereto as Exhibit B and incorporated herein by reference.

         1.5 Assets and Liabilities of Silver Ledge at Closing. Taking into account the completion of the Exchange Agreement outlined in Section 1.4 hereof, Silver Ledge shall have no assets or liabilities at Closing, and all costs incurred by Silver Ledge incident to the Plan shall have been paid or satisfied at Closing.

         1.6 Survivor's Succession to Corporate Rights. The Surviving Corporation shall thereupon and thereafter possess all the rights, privileges, powers and franchises as well of a public as of a private nature, and be subject to all of the restrictions, disabilities and duties of Net Tel; and all and singular, the rights, privileges, powers and franchises of Net Tel, and all property, real, personal and mixed, and all debts due to Net Tel on whatever account, as well for stock subscriptions as all other things in action or belonging to Net Tel shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of Net Tel, and the title to any real estate vested by deed or otherwise in Net Tel shall not revert or be in any way impaired by reason of the Plan; but all rights of creditors and all liens upon any property of Net Tel shall be preserved unimpaired, and all debts, liabilities and duties of Net Tel shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it. Specifically, but not by way of limitation, the Surviving Corporation shall be responsible and liable to dissenting stockholders of Net Tel and Silver Ledge; and any action or proceeding, whether civil, criminal or


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administrative, pending by or against Net Tel, shall be prosecuted as if the
Plan had not taken place, or the Surviving Corporation may be substituted in such action or proceeding.

         1.7 Survivor's Succession to Corporate Acts, Plans, Contracts, etc. All corporate acts, plans, policies, contracts, approvals and authorizations of Net Tel and its stockholders, its Board of Directors, committees elected or appointed by the Board of Directors, officers and agents, which were valid and effective immediately prior to the effective time of the Plan shall be taken for all purposes as the acts, plans, policies, contracts, approvals and authorizations of the Surviving Corporation and shall be as effective and binding thereon as the same were with respect to Net Tel. The employees of Net Tel shall become the employees of the Surviving Corporation and continue to be entitled to the same rights and benefits which they enjoyed as employees of Net Tel.

         1.8 Survivor's Rights to Assets, Liabilities, Reserves, etc. The assets, liabilities, reserves and accounts of Net Tel shall be recorded on the books of the Surviving Corporation at the amounts at which they, respectively, shall then be carried on the books of Net Tel, subject to such adjustments or eliminations of intercompany items as may be appropriate in giving effect to the Plan.

         1.9 Resignations of Present Directors and Executive Officers and Designation of New Directors and Executive Officers. On Closing, the present directors and executive officers of Silver Ledge shall resign, in seriatim, and designate the directors and executive officers of Net Tel to serve in their place and stead, until the next respective annual meetings of the stockholders and Board of Directors of the Surviving Corporation, and until their respective successors shall be elected and qualified or until their respective prior resignations or terminations.

         1.10 Principal Office. The principal executive office of the Surviving Corporation shall be located at 8170 West Sahara Avenue, Suite 203, Las Vegas, Nevada 89117. The Surviving Corporation shall also maintain a registered office in the State of Nevada at the same address.

         1.11 Adoption. The Plan must be adopted by persons owning a majority of the outstanding voting securities of Silver Ledge, not taking into account the shares of common stock of Silver Ledge owned by the Silver Ledge Principal Stockholders; and, subject to the provisions of Section 9 herein regarding termination resulting from dissenters' rights as may be accorded or exercised under the laws of the State of Nevada, persons owning a majority of the outstanding voting securities of Net Tel.

         1.12 Dissenters' Rights and Notification. Stockholders of both corporations shall be afforded all rights and privileges and be subject to such obligations as are contained within the Nevada Revised Statutes regarding dissenters' rights, and the Surviving Corporation shall be obligated to notify all such stockholders as provided therein.


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         1.13     Delivery of Certificates by Net Tel Stockholders. The transfer of the Net Tel Shares by the Net Tel Stockholders shall be effected by the delivery to Silver Ledge or its transfer agent of certificates representing the Net Tel Shares endorsed in blank or accompanied by stock powers executed in blank, with all signatures witnessed or guaranteed to the satisfaction of Silver Ledge and Net Tel and with all necessary transfer taxes and other revenue stamps affixed and acquired at the Net Tel Stockholders' expense, and on receipt thereof to the satisfaction of the Surviving Corporation, stock certificates representing shares in the Surviving Corporation as outlined in Exhibit A shall be forwarded to non-dissenting Net Tel Stockholders; as a condition to the exchange of the Net Tel Shares, the Surviving Corporation may require the Net
Tel Stockholders to execute and deliver and Investment Letter as outlined in
Section 4.12 hereof, acknowledging, among other things, that the shares of Silver Ledge to be received in exchange for the Net Tel Shares are "unregistered" and "restricted" securities which have not been registered with the Securities and Exchange Commission or any state regulatory agency, and which must be so registered prior to public sale by any of the Net Tel Stockholders, unless an exemption from such registration is available for any such sale.

         1.14 Consultant's Shares. Silver Ledge shall also issue 1,600,000 post-split shares of its common stock to certain consultants of Silver Ledge and Net Tel, 610,000 and 990,000 shares, respectively, resulting in there be approximately 8,000,000 post-split outstanding shares of $0.001 par value common of the Surviving Corporation following the Closing of the Plan.

         1.15 Further Assurances. At the Closing and from time to time thereafter, the parties shall execute such additional instruments and take such other action as may be reasonably required or necessary to carry out the terms and provisions hereof.

         1.16 Effective Date. The Effective Date of the Plan shall be the date when the Articles of Merger are filed and accepted by the Secretary of State of the State of Nevada and at such time as all applicable provisions of the Nevada Revised Statutes have been met.

                                    Section 2

                                     Closing

                        The Closing contemplated by Section 1.1 shall be held at the offices of Leonard W. Burningham, Esq., Hermes Building, Suite 205, 455 East Fifth South, Salt Lake City, Utah 84111, not later than ten days following the date of this Plan, unless another place or time is agreed upon in writing by the parties. The Closing may be accomplished by wire, express mail or other courier service, conference telephone communications or as otherwise agreed by the respective parties or their duly authorized representatives.




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                                    Section 3

Representations and Warranties of Silver Ledge and the Silver Ledge Principal Stockholders

         Silver Ledge and the Silver Ledge Principal Stockholders represent and warrant to, and covenants with, the Net Tel Stockholders and Net Tel as follows:

         3.1 Corporate Status. Silver Ledge is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and is licensed or qualified as a foreign corporation in all states in which the nature of its business or the character or ownership of its properties makes such licensing or qualification necessary. Silver Ledge is a publicly held company, having lawfully offered and sold a portion of its securities to residents of the State of Utah pursuant to an Application of Registration of Securities filed with the Utah Securities Division (now, the "Utah Division of Securities") and an S-18 Registration Statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended; Silver Ledge is "current" in the filing of all reports required to be filed by it with the Securities and Exchange Commission, copies of which have been delivered to Net Tel, and which such reports are true and correct in every material respect; and the securities of Silver Ledge are currently listed on the OTC Bulletin Board of the National Association of Securities Dealers, Inc. (the "NASD"), though there is no "established trading market" for these securities.

         3.2 Capitalization. The authorized capital stock of Silver Ledge consists of 50,000,000 shares of common voting stock, having a par value of $0.001 per share of which 43,657,907 shares are issued and outstanding, all fully paid and non-assessable; except as may be provided herein, there are no outstanding options, warrants or calls pursuant to which any person has the right to purchase any authorized and unissued capital stock of Silver Ledge.

         3.3 Financial Statements. The audited financial statements of Silver Ledge furnished to the Net Tel Stockholders and Net Tel, consisting of a balance sheet dated December 31, 1995 and 1994, and a related statement of income for the periods then ended, attached hereto as Exhibit C, and an unaudited balance sheet and related statement of income for the period ended March 31, 1996, attached hereto as Exhibit C-1, and incorporated herein by reference, are correct and fairly present the financial condition of Silver Ledge at such dates and for the periods involved; such statements were prepared in accordance with generally accepted accounting principles consistently applied, and no material change has occurred in the matters disclosed therein, except as indicated in Exhibit D, which is attached hereto and incorporated herein by reference. Such financial statements do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading.

         3.4 Undisclosed Liabilities. Silver Ledge has no liabilities of any nature except to the extent reflected or reserved against in its balance sheets, whether accrued, absolute, contingent or otherwise, including, without limitation, tax liabilities and interest due


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or to become due, except as set forth in Exhibit D. All business operations of
Silver Ledge have been conducted through its present or former subsidiaries, and Silver Ledge has no singular responsibility for any such operations or any related liabilities, contingent or otherwise.

         3.5 Interim Changes. Since the date of its balance sheets, except as set forth in Exhibit D, there have been no (1) changes in financial condition, assets, liabilities or business of Silver Ledge which, in the aggregate, have been materially adverse; (2) damages, destruction or losses of or to property of Silver Ledge, payments of any dividend or other distribution in respect of any class of stock of Silver Ledge, or any direct or indirect redemption, purchase or other acquisition of any class of any such stock; or (3) increases paid or agreed to in the compensation, retirement benefits or other commitments to employees.

         3.6 Title to Property. Silver Ledge has good and marketable title to all properties and assets, real and personal, reflected in its balance sheets, and the properties and assets of Silver Ledge are subject to no mortgage, pledge, lien or encumbrance, except for liens shown therein or in Exhibit D, with respect to which no default exists.

         3.7 Litigation. There is no litigation or proceeding pending, or to the knowledge of Silver Ledge, threatened, against or relating to Silver Ledge, its properties or business, except as set forth in Exhibit D. Further, no officer, director or person who may be deemed to be an affiliate of Silver Ledge is party to any material legal proceeding which could have an adverse effect on the Company (financial or otherwise), and none is party to any action or proceeding wherein any has an interest adverse to Silver Ledge.

         3.8 Books and Records. From the date of this Plan to the Closing, Silver Ledge will (1) give to the Net Tel Stockholders and Net Tel or their respective representatives full access during normal business hours to all of its offices, books, records, contracts and other corporate documents and properties so that Net Tel Stockholders and Net Tel or their respective representatives may inspect and audit them; and (2) furnish such information concerning the properties and affairs of Silver Ledge as the Net Tel Stockholders and Net Tel or their respective representatives may reasonably request.

         3.9 Tax Returns. Silver Ledge has filed all federal and state income or franchise tax returns required to be filed or has received currently effective extensions of the required filing dates.

         3.10 Confidentiality. Until the Closing (and thereafter if there is no Closing), Silver Ledge and its representatives will keep confidential any information which they obtain from the Net Tel Stockholders or from Net Tel concerning the properties, assets and business of Net Tel. If the transactions contemplated by this Plan are not consummated by July 15, 1996, Silver Ledge will return to Net Tel all written matter with respect to Net Tel obtained by Silver Ledge in connection with the negotiation or consummation of this Plan.


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         3.11     Corporate Authority. Silver Ledge has full corporate power and authority to enter into this Plan and to carry out its obligations hereunder and will deliver to the Net Tel Stockholders and Net Tel or their respective representatives at the Closing a certified copy of resolutions of its Board of Directors authorizing execution of this Plan by its officers and performance thereunder.

         3.12 Due Authorization. Subject to approval of the Plan by persons owning a majority of the outstanding voting securities of Silver Ledge, the execution of this Plan and performance by Silver Ledge hereunder has been duly authorized by all requisite corporate action on the part of Silver Ledge, and this Plan constitutes a valid and binding obligation of Silver Ledge and performance hereunder will not violate any provision of the Articles of Incorporation, Bylaws, agreements, mortgages or other commitments of Silver Ledge.

         3.13 Environmental Matters. Silver Ledge has no knowledge of any assertion by any governmental agency or other regulatory authority of any environmental lien or action, or of any cause for any such lien or action.

         3.14 Access to Information Regarding Net Tel. Silver Ledge and the Silver Ledge Principal Stockholders acknowledge that they have been delivered copies of what has been represented to be documentation containing all material information respecting Net Tel and its present and contemplated business operations, potential acquisitions, management and other factors; that they have had a reasonable opportunity to review such documentation and discuss it, to the extent desired, with their legal counsel, directors and executive officers; that they have had, to the extent desired, the opportunity to ask questions of and receive responses from the directors and executive officers of Net Tel or any proposed acquisition targets of Net Tel, and with the legal and accounting firms of Net Tel, with respect to such documentation; and that to the extent requested, all questions raised have been answered to their complete satisfaction.

                                    Section 4

      Representations, Warranties and Covenants of Net Tel and the Net Tel
                                  Stockholders

         Net Tel and the Net Tel Stockholders represent and warrant to, and covenant with, Silver Ledge as follows:

         4.1 Net Tel Shares. The Net Tel Stockholders are respectively the record and beneficial owners of the Net Tel Shares, free and clear of adverse claims of third parties; and Exhibit A correctly sets forth the names, addresses and number of Net Tel Shares owned by each of the Net Tel Stockholders.

         4.2 Corporate Status. Net Tel is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and is licensed or


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qualified as a foreign corporation in all states in which the nature of its business or the character or ownership of its properties makes such licensing or qualification necessary.

         4.3 Capitalization. The authorized capital stock of Net Tel consists of 10,000 shares of common voting stock, having no par value per share, of which 2,515.4 shares are issued and outstanding, all fully paid and non-assessable; except as may be provided herein, there are no outstanding options, warrants or calls pursuant to which any person has the right to purchase any authorized and unissued capital stock of Net Tel.

         4.4 Financial Statements. The audited financial statements of Net Tel furnished to Silver Ledge, consisting of a balance sheet for the year ended December 31, 1995, and the period ended March 31, 1996, and a related statement of income for the periods then ended, attached hereto as Exhibit E and incorporated herein by reference, are correct and fairly present the financial condition of Net Tel at such dates and for the periods involved; such statements were prepared in accordance with generally accepted accounting principles consistently applied, and no material change has occurred in the matters disclosed therein, except as indicated in Exhibit F, which is attached hereto and incorporated herein by reference. Such financial statements do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading.

         4.5 Undisclosed Liabilities. Net Tel has no material liabilities of any nature except to the extent reflected or reserved against in the balance sheet, whether accrued, absolute, contingent or otherwise, including, without limitation, tax liabilities and interest due or to become due, except as set forth in Exhibit F.

         4.6 Interim Changes. Since the date of its balance sheet, except as set forth in Exhibit F, there have been no (1) changes in the financial condition, assets, liabilities or business of Net Tel which, in the aggregate, have been materially adverse; (2) damages, destruction or loss of or to the property of Net Tel, payment of any dividend or other distribution in respect of the capital stock of Net Tel, or any direct or indirect redemption, purchase or other acquisition of any such stock; or (3) increases paid or agreed to in the compensation, retirement benefits or other commitments to employees.

         4.7 Title to Property. Net Tel has good and marketable title to all properties and assets, real and personal, proprietary or otherwise, reflected in its balance sheet, and the properties and assets of Net Tel are subject to no mortgage, pledge, lien or encumbrance, except for liens shown therein or in Exhibit F, with respect to which no default exists.

         4.8 Litigation. There is no litigation or proceeding pending, or to the knowledge of Net Tel, threatened, against or relating to Net Tel, its properties or business, except as set forth in Exhibit F. Further, no officer, director or person who may be deemed to be an affiliate of Net Tel is party to any material legal proceeding which could have an


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adverse effect on Net Tel (financial or otherwise), and none is party to any action or proceeding wherein any has an interest adverse to Net Tel.

         4.9 Books and Records. From the date of this Plan to the Closing, the Net Tel Stockholders will cause Net Tel to (1) give to Silver Ledge and its representatives full access during normal business hours to all of its offices, books, records, contracts and other corporate documents and properties so that Silver Ledge may inspect and audit them; and (2) furnish such information concerning the properties and affairs of Net Tel as Silver Ledge may reasonably request.

         4.10 Tax Returns. Net Tel has filed all federal and state income or franchise tax returns required to be filed or has received currently effective extensions of the required filing dates.

         4.11 Confidentiality. Until the Closing (and continuously if there is no Closing), the Net Tel Stockholders and Net Tel and their respective representatives will keep confidential any information which they obtain from Silver Ledge concerning its properties, assets and business. If the transactions contemplated by this Plan are not consummated by July 15, 1996, the Net Tel Stockholders and Net Tel will return to Silver Ledge all written matter with respect to Silver Ledge obtained by them in connection with the negotiation or consummation of this Plan.

         4.12 Investment Intent. The Net Tel Stockholders are acquiring the shares to be delivered to them under this Plan for investment and not with a view to the sale or distribution thereof, and the Net Tel Stockholders have no commitment or present intention to liquidate the Company or to sell or otherwise dispose of the Silver Ledge common stock being received under the Plan, The Net Tel Stockholders shall execute and deliver to Silver Ledge, as a condition subsequent to the Closing an Investment Letter attached hereto as Exhibit G and incorporated herein by reference, acknowledging the "unregistered" and "restricted" nature of the securities of Silver Ledge being received under the Plan in exchange for the Net Tel Shares, and receipt of certain material information regarding Silver Ledge, including, but not limited to the reports of Silver Ledge filed with the Securities and Exchange Commission during the past twelve months and a copy of this Plan and all exhibits hereto.

         4.13 Corporate Authority. Net Tel has full corporate power and authority to enter into this Plan and to carry out its obligations hereunder and will deliver to Silver Ledge or its representatives at the Closing a certified copy of resolutions of its Board of Directors authorizing execution of this Plan by its officers and performance thereunder.

         4.14 Due Authorization. Subject to approval of the Plan by persons owning a majority of the outstanding voting securities of Net Tel, the execution of this Plan and performance by Net Tel hereunder have been duly authorized by all requisite corporate action on the part of Net Tel, and this Plan constitutes a valid and binding obligation of Net Tel and


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
performance hereunder will not violate any provision of the Articles of Incorporation, Bylaws, agreements, mortgages or other commitments of Net Tel.

         4.15 Environmental Matters. Net Tel has no knowledge of any assertion by any governmental agency or other regulatory authority of any environmental lien or action, or of any cause for any such lien or action.

         4.16 Access to Information Regarding Silver Ledge. Net Tel and the Net Tel Stockholders who execute and deliver a copy of the Plan acknowledge that they have been delivered copies of what has been represented to be documentation containing all material information respecting Silver Ledge and its present and contemplated business operations, management and other factors, all in the form of annual and quarterly reports filed by Silver Ledge with the Securities and Exchange Commission; that they have had a reasonable opportunity to review such documentation and discuss it, to the extent desired, with their legal counsel, directors and executive officers; that they have had, to the extent desired, the opportunity to ask questions of and receive responses from the directors and executive officers of Silver Ledge, and with the legal and accounting firms of Silver Ledge, with respect to such documentation; and that to the extent requested, all questions raised have been answered to their complete satisfaction.

                                    Section 5

                     Conduct of Net Tel Pending the Closing

         Except as otherwise provided herein, Net Tel and the Net Tel Stockholders agree that Net Tel will conduct itself in the following manner pending the Closing:

         5.1 Certificate of Incorporation and Bylaws. No change will be made in the Certificate of Incorporation or Bylaws of Net Tel.

         5.2 Capitalization, etc. Net Tel will not make any change in its authorized or issued shares of any class, declare or pay any dividend or other distribution, or issue, encumber, purchase or otherwise acquire any of its shares of any class.

         5.3 Conduct of Business. Net Tel will use its best efforts to maintain and preserve its business organization, employee relationships and good will intact, and will not, without the written consent of Silver Ledge, enter into any material commitments except in the ordinary course of business.


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                                    Section 6

                   Conduct of Silver Ledge Pending the Closing

         Except as otherwise provided herein, Silver Ledge and the Silver Ledge Principal Stockholders agree that Silver Ledge will conduct itself in the following manner pending the Closing:

         6.1 Certificate of Incorporation and Bylaws. No change will be made in the Certificate of Incorporation or Bylaws of Silver Ledge.

         6.2 Capitalization, etc. Silver Ledge will not make any change in its authorized or issued shares, declare or pay any dividend or other distribution, or issue, encumber, purchase or otherwise acquire any of its shares of any class, except as contemplated by this Plan and Section 1.4 hereof.

         6.3 Conduct of Business. Silver Ledge will use its best efforts to maintain and preserve its business organization, employee relationships and good will intact, and will not, without the written consent of Net Tel, enter into any material commitments except in the ordinary course of business.

                                    Section 7

   Conditions Precedent to Obligations of the Net Tel Stockholders and Net Tel

         All obligations of the Net Tel Stockholders and Net Tel under this Plan are subject, at their option, to the fulfillment, before or at the Closing, of each of the following conditions:

         7.1 Representations and Warranties True at Closing. The representations and warranties of Silver Ledge and the Silver Ledge Principal Stockholders contained in this Plan shall be deemed to have been made again at and as of the Closing and shall then be true in all material respects and shall survive the Closing.

         7.2 Due Performance. Silver Ledge and the Silver Ledge Principal Stockholders shall have performed and complied with all the terms and conditions required by this Plan to be performed or complied with by them before the Closing.

         7.3 Officers' Certificate. The Net Tel Stockholders shall have been furnished with a certificate signed by the President and Secretary of Silver Ledge, attached hereto as Exhibit H attached hereto and incorporated herein by reference, dated as of the Closing, certifying (1) to the effects set out in Sections 6.1 and 6.2; and (2) that since the date of the financial statements (Exhibits C and C-1 hereto), there has been no material


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
adverse change in the financial condition, business or properties of Silver Ledge, taken as a whole.

         7.4 Opinion of Counsel of Silver Ledge. The Net Tel Stockholders and Net Tel shall have received an opinion of counsel for Silver Ledge, dated as of the Closing, to the effect that (1) the representations of Sections 3.1, 3.2 and 3.12 are correct; (2) except as specified in the opinion, counsel knows of no inaccuracy in the representations in 3.5, 3.6 or 3.7; and (3) the shares of Silver Ledge to be issued to the Net Tel Stockholders under this Plan will, when so issued, be validly issued, fully paid and non-assessable.

         7.5 Assets and Liabilities of Silver Ledge. The Exchange Agreement between Silver Ledge and the Silver Ledge Principal Stockholders shall have been executed and delivered to the Closing by the parties and shall have been approved by non-interested stockholders of Silver Ledge owning a majority of the remaining outstanding voting securities of Silver Ledge, after deduction of the Silver Ledge Principal Stockholders' shares, and Silver Ledge shall have no other assets and liabilities at Closing, and all costs, expenses and fees incident to the Plan shall have been paid.

         7.6 Resignations of Present Directors and Executive Officers and Designation of New Directors and Executive Officers. The present directors and executive officers of Silver Ledge shall have resigned, in seriatim, and shall have designated the directors and executive officers of Net Tel to serve in their place and stead, until the next respective annual meetings of the stockholders and Board of Directors of Silver Ledge, and until their respective successors shall be elected and qualified or until their respective prior resignations or terminations.

         7.7 Dissenters'. Silver Ledge stockholders who exercise dissenters' rights shall not exceed 10% of the outstanding voting securities of Silver Ledge.

                                    Section 8

               Conditions Precedent to Obligations of Silver Ledge

         All obligations of Silver Ledge and the Silver Ledge Principal Stockholders under this Plan are subject, at their option, to the fulfillment, before or at the Closing, of each of the following conditions:

         8.1 Representations and Warranties True at Closing. The Net Tel Stockholders' and Net Tel's representations and warranties contained in this Plan shall be deemed to have been made again at and as of the Closing and shall then be true in all material respects and shall survive the Closing.

         8.2 Due Performance. The Net Tel Stockholders and Net Tel shall have performed and complied with all the terms and conditions required by this Plan to be performed or complied with by them before the Closing.

         8.3 Officers' and Stockholders' Certificate. Silver Ledge shall have been furnished with a certificate signed by the President and Secretary of Net Tel, and all of the Net Tel Stockholders who own 10% or more of the outstanding voting securities of Net Tel and who adopt, ratify and approve the Plan or their duly authorized representatives, attached hereto as Exhibit I and incorporated herein by reference, dated as of the Closing, certifying (1) to the effects set out in Sections 5.1 and 5.2; and (2) that since the date of the financial statements (Exhibit E), there has been no material adverse change in the financial condition, business or properties of Net Tel taken as a whole.

         8.4 Opinion of Counsel of Net Tel. Silver Ledge shall have received an opinion of counsel for Net Tel, dated as of the Closing, to the effect that (1) the representations of Sections 4.2, 4.3 and 4.13 are correct;
(2) except as specified in the opinion, counsel knows of no inaccuracy in the representations in 4.6, 4.7 or 4.8; and (3) the Net Tel Shares to be delivered to Silver Ledge under this Plan will, when so delivered, have been validly issued, fully paid and non-assessable, and will be free and clear of any liens or encumbrances.

         8.5 Books and Records. The Net Tel Stockholders or the Board of Directors of Net Tel shall have caused Net Tel to make available all books and records of Net Tel, including minute books and stock transfer records; provided, however, only to the extent requested in writing by Silver Ledge at Closing.

         8.6 Revocation of Prior Authorizations. The officers of Net Tel shall have delivered to Silver Ledge certified copies of resolutions of the Board of Directors of Net Tel revoking all prior authorizations, powers of attorney, designations and appointments relating to the signing of checks, borrowing of funds, access to corporate safe-deposit boxes and other similar matters, to the extent requested by Silver Ledge.

         8.7 Acceptance by Stockholders. The terms of this Plan shall have been accepted by the Net Tel Stockholders who own not less than 51% of the outstanding voting securities of Net Tel as evidenced by their signatures on Exhibit G.

         8.8 Exchange Agreement and Stockholders' Approval Thereof and of the Plan. The Exchange Agreement between Silver Ledge and the Silver Ledge Principal Stockholders and the Plan shall have been executed and delivered to the Closing by the parties and shall have been approved by non-interested stockholders of Silver Ledge owning a majority of the remaining outstanding voting securities of Silver Ledge, after deduction of the Silver Ledge Principal Stockholders' shares.

                                    Section 9

                                   Termination

         Prior to Closing, this Plan may be terminated (1) by mutual consent in writing; (2) by either the Directors of Silver Ledge or the Net Tel Stockholders and Net Tel if there has been a material misrepresentation or material breach of any warranty or covenant by the other party; or (3) by either the Directors of Silver Ledge or the Net Tel Stockholders and Net Tel if the Closing shall not have taken place, unless adjourned to a later date by mutual consent in writing, by the date fixed in Section 2; or by Net Tel, if Silver Ledge stockholders who exercise dissenters' rights exceed 10% of the outstanding voting securities of Silver Ledge.

                                   Section 10

                          Stockholders' Representative

         The Net Tel Stockholders hereby irrevocably designate and appoint Michael Gorts as their agent and attorney in fact ("Net Tel Stockholders' Representative") with full power and authority until the Closing to execute, deliver and receive on their behalf all notices, requests and other communications hereunder; to fix and alter on their behalf the date, time and place of the Closing; to waive, amend or modify any provisions of this Plan and to take such other action on their behalf in connection with this Plan, the Closing and the transactions contemplated hereby as such agent deems appropriate; provided, however, that no such waiver, amendment or modification may be made if it would decrease the number of shares to be issued to the Net Tel Stockholders under Section 1.3 hereof or increase the extent of their obligation to Silver Ledge hereunder, unless agreed in writing by the Net Tel Stockholders.

                                   Section 11

                             Survival and Indemnity

         11.1 Survival of Representations, Warranties, Covenants and Agreements. The representations, warranties, covenants and agreements contained herein shall survive the Closing without regard to any action taken pursuant to this Plan, including without limitation, any investigation made by the party asserting any breach thereof, and shall continue in full force and effect for three years after the Closing.

         11.2 Indemnity from Silver Ledge and the Silver Ledge Principal Stockholders. Silver Ledge and the Silver Ledge Principal Stockholders agree to indemnify and hold Net Tel and the Net Tel Stockholders harmless against and in respect of:

         (a) Any damage, liability, deficiency, loss, cost, expense or claim arising out of or resulting from (i) any defect in title, (ii) any misrepresentation or omission by Silver Ledge herein or in any exhibit hereto, (iii) any materially misleading information furnished by Silver Ledge herein or in any exhibit hereto, (iv) any breach by Silver Ledge of any representation, warranty or covenant herein or in any exhibit hereto, or (v) any debt or other obligation of Silver Ledge existing at or prior to the Closing or arising thereafter in connection with events occurring prior to the Closing (to the extent only that such debt or obligation is attributable to such events prior to the Closing); and

         (b) All reasonable costs and expenses (including reasonable attorneys' fees) incurred by Net Tel or any of the Net Tel Stockholders in connection with any action, suit, proceeding, demand, assessment or judgment incident to any of the matters indemnified against in this Section 11.2.

         11.3 Indemnity from Net Tel and Net Tel Stockholders. Net Tel and the 10% Net Tel Stockholders who execute and deliver a copy of this Plan agree to indemnify and hold Silver Ledge and the Silver Ledge Principal Stockholders harmless from and against and in respect of:

         (a) Any damage, liability, deficiency, loss, cost, expense or claim arising out of or resulting from (i) the breach of any representation, warranty or covenant by Net Tel or the Net Tel Stockholders herein or in any exhibit hereto (ii) any misrepresentation or omission by Net Tel or the Net Tel Stockholders herein or in any exhibit hereto or (iii) any materially misleading information furnished by Net Tel or the Net Tel Stockholders herein or in any exhibit hereto; and

         (b) All reasonable costs and expenses (including reasonable attorneys' fees) incurred by Silver Ledge and the Silver Ledge Principal Stockholders in connection with any action, suit, proceeding, demand, assessment, or judgment incident to any of the matters indemnified against in this Section 11.3.

         11.4 Not Exclusive Remedy. Any right of indemnity of any party pursuant to this Section 11 shall be in addition to and shall not operate as a limitation on any other right to indemnity of such party pursuant to this Plan, any other document or instrument executed in connection with the consummation of the transaction contemplated hereby, or otherwise.

                                   Section 12

                               General Provisions

         12.1 Further Assurances. At any time, and from time to time, after the Closing, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Plan.

         12.2 Waiver. Any failure on the part of any party hereto to comply with any of their respective obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

         12.3 Brokers. Except as otherwise shown in Exhibit J, each party represents to the other parties hereunder that no broker or finder has acted for it/him/her in connection with this Plan, and agrees to indemnify and hold harmless the other parties against any fee, loss or expense arising out of claims by brokers or finders employed or alleged to have been employed by it/him/her.

         12.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class registered or certified mail, return receipt requested, as follows:

              If to Silver Ledge:    Robin D. Porter
                                     2245 West 550 North
                                     West Point, Utah  84015

              With a copy to:        Leonard E. Neilson, Esq.
                                     1121 East 3900 South
                                     Salt Lake City, Utah 84124

              If to Net Tel:         Robert Briare
                                     8170 West Sahara Avenue,
                                     Suite 203
                                     Las Vegas, Nevada  89117

              With a copy to:        Leonard W. Burningham, Esq.
                                     455 East 500 South, Suite 205
                                     Salt Lake City, Utah 84111

              If to the Net Tel
              Stockholders:          To the addresses listed on Exhibit A

         12.5 Entire Agreement. This Plan constitutes the entire agreement between the parties and supersedes and cancels any other agreement, representation, or communication, whether oral or written, between the parties hereto relating to the transactions contemplated herein or the subject matter hereof.

         12.6 Headings. The section and subsection headings in this Plan are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Plan.

         12.7 Governing Law. This Plan shall be governed by and construed and enforced in accordance with the laws of the State of Nevada, except to the extent pre-empted by federal law, in which event (and to that extent only), federal law shall govern.

         12.8 Assignment. This Plan shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns; provided however, that any assignment by any party of any rights under this Plan without the prior written consent of the other parties shall be void.

         12.9 Counterparts. This Plan may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         12.10 Default. In the event of default hereunder, the defaulting party shall be liable to the non-defaulting party for all costs and reasonable attorney's fees incurred in the enforcement of any of the provisions hereof.

         IN WITNESS WHEREOF, the parties have executed this Agreement and Plan of Merger effective the day and year first above written.

                                     SILVER LEDGE, INCORPORATED


                                  By  /s/  Robin D. Porter
                                     -----------------------------------
                                           Robin D. Porter


                                     /s/   Robin D. Porter
                                     --------------------------------------
                                           Robin D. Porter, Personally


                                     /s/   Rodney G. Porter
                                     --------------------------------------
                                           Rodney G. Porter, Personally


                                     /s/   Karen Porter
                                     --------------------------------------
                                           Karen Porter, Personally


                                     /s/   Jennie Porter
                                     --------------------------------------
                                           Jennie Porter, Personally

         IN WITNESS WHEREOF, the parties have executed this Agreement and Plan of Merger effective the day and year first above written.

                                    NET TELECOMMUNICATIONS, INCORPORATED



                                 By /s/  Michael Gorts
                                    -----------------------------------
                                         Michael Gorts, President


                                    /s/  Robert P. Amira
                                    --------------------------------------
                                         Robert P. Amira, Personally


                                    /s/  Michael Gortz
                                    --------------------------------------
                                         Michael Gortz, Personally

                                    /s/  Tony Tegano
                                    --------------------------------------
                                         Tony Tegano, Personally

                                    EXHIBIT A

                               Number of Shares       Number of Shares
                                  Owned of              of Stock of
                                Long Distance        Silver Ledge to be
Name and Address                International       Received in Exchange
- - ----------------               ---------------      --------------------
Jim Akamine                          24                    57,249
Wallace Tekanaka
8616 Desert Bird Drive
Las Vegas, NV  89128

James P. Armour,  Jr.                 6                    14,312
11910 Thoroughbred, Apt. 310
Houston, Texas  77065

Donald J. Borders                 19.65                    46,873
801 Deercross Court
Louisville, Kentucky 40245

Lane Clissold                     19.66                    46,897
135 W. 900 South
Salt Lake City, Utah  84124

Nas Rullah Dobani                 19.66                    46,897
High Trading Corporation
8115 Gulf Freeway
Houston, Texas  77017

Dr. Richard Ellis                   188                   448,455
Carol Ellis
93 Priceville Lane
Las Vegas, Nevada  89113

Jerry Engel and                   41.94                   100,044
Sharlene Engel, as
Trustees for The Jerry Engel
and Sharlene Engel Revocable
Family Trust, U/A/D 7/14/76

Franklin F. Harberg, Jr.,         19.66                    46,897
Trustee
11 Greenway Plaza, Suite 2100
Houston, Texas  77065

James H. Jones, II                      15            35,781
6623 Lost Horizon Drive
Austin, Texas  78759

Laguna Enterprises, Ltd.                30            71,562
Peter D. Anderson
P. O. Box 2097
Grand Cayman, B.W.I.

Sidney Lazard                           30            71,562
3400 N. El Camino Rinconado
Tucson, Arizona  85749

Vincent M. McGuire                   19.06            45,466
3286 Deer Creek Cove
Salt Lake City, Utah  84121

McKenna Group                        19.66            46,897
Kenneth Ward
c/o Givens Hall Bank & Trust
Genesis Bldg., 3rd Floor
Georgetown, Grand Cayman, B.W.I.

Horace E. Najvar                     19.65            46,873
15015 Havenridge
Houston, Texas  77083

The Steven J. Oshins 1995            20.97            50,022
Irrevocable Trust
1645 Village Center Circle,
Suite 170
Las Vegas, Nevada  89134

Richard Edwin Pitts                     30            71,562
7710 Beechnut, Suite 100
Houston, Texas  77074

R.C.M., Inc.                            75           178,905
Alan Schaefer
Randal R. Thompson
H. Dale Thompson
P. O. Box 2097
Grand Cayman, B.W.I.

Sue Read                              30.2            71,610
2315 Brent Drive
Big Spring, Texas  79720-6020

Rockport Trading Company, Ltd.           30           71,562
Peter D. Anderson
P. O. Box 2097
Grand Cayman, B.W.I.

Sterling Guarantee                     4.11            9,804
P. O. Box 22081
Houston, Texas  77227

Gus Thiros and Virginia Thiros,       20.97           50,022
as Trustees for
The Gus Thiros and
Virginia Thiros
Revocable Family
Trust U/A/D 3/8/84
9712 Stellar View Lane
Las Vegas, Nevada  89117

Shahram Vaziri                        11.31           26,979
5757 Westheimer, #3-158
Houston, Texas  77057

Kenneth Ward                          19.66           46,897
McKenna, Ltd.
c/o Givens Hall Bank & Trust
Genesis Bld., 3rd Floor
Georgetown, Grand Cayman, B.W.I.

David Wiederanders                       10           23,854
Box 690553
San Antonio, Texas  78269

Robert P. Amira                      541.12        1,290,788
2721 Brookstone Ct.
Las Vegas, Nevada  89117

Michael Gorts                           625        1,490,875
9301 Leaping Lily Lane
Las Vegas, Nevada  89129

Tony Tegano                             625        1,490,875
9016 Opus Drive
Las Vegas, Nevada  89117           ________        _________
                                   2,515.28        5,999,520

                                    EXHIBIT B

                               EXCHANGE AGREEMENT

                               EXCHANGE AGREEMENT


         THIS AGREEMENT (the "Agreement") is made this 10th day of July, 1996, between Silver Ledge, Incorporated, a Nevada corporation ("Silver Ledge"); and certain principal stockholders of Silver Ledge, namely, Robin D. Porter, Rodney
G. Porter, Karen Porter and Jennie Porter (the "Silver Ledge Principal Stockholders");

                                   WITNESSETH:

         WHEREAS, Silver Ledge and the Silver Ledge Principal Stockholders have entered into an Agreement and Plan of Merger (the "Plan") with Net Telecommunications, Incorporated, a Nevada corporation ("Net Tel"), whereby Net Tel will merge with and into Silver Ledge; and

         WHEREAS, as a condition to the Plan, Silver Ledge must have no assets or liabilities on closing thereof; and

         WHEREAS, the Plan provides for the exchange by the Silver Ledge Principal Stockholders of 27,622,793 shares of $0.10 par value common voting stock of Silver Ledge presently owned by them for the interest of Silver Ledge in all of the outstanding securities of all of the subsidiaries of Silver Ledge, and the Silver Ledge Principal Stockholders' joint and several assumption, indemnification and hold harmless covenants with respect to any and all liabilities of Silver Ledge or such subsidiaries, subject to the approval of persons owning a majority of the remaining outstanding voting securities of Silver Ledge, after deduction of the 27,622,793 shares owned by the Silver Ledge Principal Stockholders;

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Plan and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

                                       1

                               Exchange of Shares

         Silver Ledge hereby exchanges all its right, title and interest in all of the outstanding shares of its subsidiaries to the Silver Ledge Principal Stockholders, in exchange for 27,622,793 shares of Silver Ledge's $0.10 par value common stock owned by the Silver Ledge Principal Stockholders.

    Representations and Warranties of the Silver Ledge Principal Stockholders

         2.1 All representations of Silver Ledge and the Silver Ledge Principal Stockholders contained in the Plan are hereby restated and incorporated herein.

         2.2 The Silver Ledge Principal Stockholders are the owners of the 27,622,793 shares of $0.10 par value common stock of Silver Ledge to be exchanged hereunder, free and clear of any liens or encumbrances of any type or nature whatsoever.

         2.3 This Agreement has been approved by persons owning a majority of the outstanding voting securities of Silver Ledge, after deducting the shares of Silver Ledge being exchanged hereunder.


                                       3.

             Assumption, Indemnification and Hold Harmless Agreement

         The Silver Ledge Principal Stockholders shall:

         3.1 Indemnify and hold Silver Ledge harmless from and against any and all liabilities of any type or nature whatsoever, whether actual or contingent, which are in any way related to the business operations of Silver Ledge or any of its present or past subsidiaries, to and including the closing of the Plan.

         3.2 Specifically, but not by way of limitation, and as between the parties, the Silver Ledge Principal Stockholders shall also assume, indemnify and hold Silver Ledge harmless from and against the liabilities referred to in the notes to Silver Ledge's financial statements for the periods ended December 31, 1995 and 1994, to MAC JAC Development and Ellsworth (L.J.) Construction, Inc.

                                       4.

                         Delivery of Stock Certificates

         4.1 All stock certificates of Silver Ledge's subsidiaries and those to be exchanged therefor by the Silver Ledge Principal Stockholders shall be deposited in escrow with Leonard Neilson, Esq., pending the closing of the Plan, and on such closing, shall be delivered to the respective parties entitled thereto under this Agreement.

         4.2 The Silver Ledge Principal Stockholders agree that Mr. Neilson can deliver the subsidiary stock certificates deposited to Robin D. Porter, for their mutual benefit, and that they shall be responsible with dividing such securities as they shall agree.

                                       5.

                                  Miscellaneous

         5.1 At any time, and from time to time, after the closing, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any securities transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

         5.2 Any failure on the part of any party hereto to comply with any of their respective obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

         5.3 Each party represents to the other parties hereunder that no broker or finder has acted for it/him/her in connection with this Agreement, and agrees to indemnify and hold harmless the other parties against any fee, loss or expense arising out of claims by brokers or finders employed or alleged to have been employed by it/him/her.

         5.4 This Agreement constitutes the entire agreement between the parties and supersedes and cancels any other agreement, representation or communication, whether oral or written, between the parties hereto relating to the transactions contemplated herein or the subject matter hereof.

         5.5 This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Utah, except to the extent pre-empted by federal law, in which event (and to that extent only), federal law shall govern.

         5.6 This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns; provided however, that any assignment by any party of any rights under this Agreement without the prior written consent of the other parties shall be void.

         5.7 This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         5.8 In the event of default hereunder, the defaulting party shall be liable to the non-defaulting party for all costs and reasonable attorney's fees incurred in the enforcement of any of the provsions hereof.

         IN WITNESS WHEREOF, the parties have executed this Agreement and Plan of Reorganization effective the day and year first above written.

                                       SILVER LEDGE, INCORPORATED



                                       By /s/ Robin D. Porter
                                          ---------------------------------
                                              Robin D. Porter, President


                                          /s/  Robin D. Porter
                                          ---------------------------------
                                               Robin D. Porter


                                          /s/  Rodney G. Porter
                                          ---------------------------------
                                               Rodney G. Porter


                                          /s/  Karen Porter
                                          ---------------------------------
                                               Karen Porter


                                          /s/  Jennie Porter
                                          ---------------------------------
                                               Jennie Porter

                                    EXHIBIT C

                           SILVER LEDGE, INCORPORATED

                              FINANCIAL STATEMENTS



                           December 31, 1995 and 1994

                     [JONES, JENSEN & COMPANY LETTERHEAD]


                          INDEPENDENT AUDITORS' REPORT


Board of Directors
Silver Ledge, Inc.
Clearfield, Utah

We have audited the accompanying consolidated balance sheets of Silver Ledge, Inc. and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years ended December 31, 1995, 1994 and 1993. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Silver Ledge, Inc. and subsidiaries as of December 31, 1995 and 1994 and the results of their operations and their cash flows for the years ended December 31, 1995, 1994, and 1993, in conformity with generally accepted accounting principles.


/s/ Jones, Jensen & Company

Jones, Jensen & Company
February 13, 1996

                               SILVER LEDGE, INC.
                           Consolidated Balance Sheets

                                     ASSETS

                                               December 31,
                                       ---------------------------
                                          1995             1994
                                       ----------       ----------
CURRENT ASSETS
  Cash                                 $      279       $    3,655
  Accounts receivable - trade
    (Note 1)                              305,556          318,966
  Accounts receivable -
  related parties (Note 2)                436,971          346,534
  Inventory (Note 1)                      547,136          370,716
                                       ----------       ----------
     Total Current Assets               1,289,942        1,039,871
                                       ----------       ----------
FIXED ASSETS, net of accumulated
  depreciation (Note 1)                    46,794           38,632
                                       ----------       ----------
     TOTAL ASSETS                      $1,336,736       $1,078,503
                                       ==========       ==========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Cash overdraft                       $   58,044      $      --
  Accounts payable                        146,908          365,388
  Accrued expenses                         78,150           17,724
  Line of credit                          291,902             --
                                       ----------      -----------
  Total Current Liabilities               575,004          383,112
                                       ----------      -----------
  Total Liabilities                       575,004          383,112
                                       ----------      -----------
COMMITMENTS AND CONTINGENCIES
  (Note 3)                                   --               --
                                       ----------      -----------
STOCKHOLDERS' EQUITY
Common Stock, par value
  $0.10 per share, 50,000,000
  shares authorized, 45,657,907
  shares issued and
   outstanding                          4,565,791        4,565,791
Deficit in capital in
  excess of par value                  (2,946,215)      (2,946,215)
  Accumulated deficit                    (857,844)        (924,185)
                                      -----------      -----------
Total Stockholders' Equity                761,732          695,391
                                      -----------      -----------
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY                  $ 1,336,736      $ 1,078,503
                                      ===========      ===========

   The accompanying notes are an integral part of these financial statements.

                               SILVER LEDGE, INC.

                      Consolidated Statements of Operations

                                            For the Years Ended December 31,
                                    -------------------------------------------------
                                          1995             1994               1993
                                          ----             ----               ----
REVENUES
Sales                               $ 3,065,581        $ 3,387,992        $ 2,713,190
Cost of goods sold                    2,366,112          2,591,152          2,065,137
                                    -----------        -----------        -----------

Gross Profit                            699,469            796,840            648,053
                                    -----------        -----------        -----------
EXPENSES
Auto and truck expense                   11,467             21,211               --
Equipment leasing                       198,000            198,100               --
Insurance                                67,151             66,706             68,459
Phone                                     9,796              9,647              7,767
Legal and professional                   23,113             72,621             12,044
Rent                                    116,600            110,406            286,490
Taxes and licenses                      123,940             84,893             53,152
Utilities                                51,744             57,222             55,114
Bad debt expense                         12,499             13,057             14,379
Depreciation and amortization             7,367              3,078              1,387
General and administrative                2,722              2,089              6,465
                                    -----------        -----------        -----------

Total Expenses                          624,399            639,030            505,257
                                    -----------        -----------        -----------
NET INCOME FROM
 OPERATIONS                              75,070            157,810            142,796

OTHER GAIN OR LOSS
Interest expense                         (8,729)           (16,035)           (14,749)
                                    -----------        -----------        -----------
NET INCOME
BEFORE INCOME TAXES                      66,341            141,775            128,047
Income tax expense (Note 1)                --                 --                 --
                                    -----------        -----------        -----------
NET INCOME (LOSS)                   $    66,341        $   141,775        $   128,047
                                    ===========        ===========        ===========
INCOME (LOSS)
 PER SHARE                          $      0.00        $      0.00        $      0.00
                                    ===========        ===========        ===========

   The accompanying notes are an integral part of these financial statements.

                               SILVER LEDGE, INC.
                 Consolidated Statements of Stockholders' Equity

                                                            Deficit in
                                 Common Stock               Capital in
                                 ------------               Excess of          Accumulated
                           Shares            Amount         Par Value          Deficit
                        -----------       -----------       -----------        -----------
Balance,
December 31, 1992        42,657,907       $ 4,565,791       $(2,946,215)       $(1,194,007)

Net income for
the year ended
December 31, 1993              --                --                --              128,047
                        -----------       -----------       -----------        -----------
Balance,
December 31, 1993        45,657,907         4,565,791        (2,946,215)        (1,065,960)

Net income for
the year ended
December 31, 1994              --                --                --              141,775
                        -----------       -----------       -----------        -----------

Balance,
December 31, 1994        45,657,907         4,565,791        (2,946,215)          (924,185)

Net income for
the year ended
December 31, 1995              --                --                --               66,341
                        -----------       -----------       -----------        -----------

Balance,
December 31, 1995        45,657,907       $ 4,565,791       $(2,946,215)       $  (857,844)
                        ===========       ===========       ===========        ===========

  The accompanying notes are an integral part of these financial statements.

                               SILVER LEDGE, INC.

                      Consolidated Statements of Cash Flows

                                                                 For the Years Ended December 31,
                                                            -------------------------------------------
                                                                1995             1993            1992
                                                            ---------        ---------        ---------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                  $  66,341        $ 141,775        $ 128,047
Non-cash expenses and revenues
  included in income:
  Depreciation                                                  7,367            3,078            1,387
  Allowance for bad debts                                      12,499           13,057             --
Changes in operating assets and liabilities
 (Increase) decrease in accounts receivable                   (89,526)        (138,581)        (122,529)
 (Increase) decrease in inventory                            (176,420)         (60,233)         (95,328)
  Increase (decrease) in cash overdraft                        58,044             --               --
  Increase (decrease) in accounts payable                    (218,480)          65,950           98,387
  Increase (decrease) in accrued expenses                      60,426            2,106            7,936
  Increase (decrease) in line of credit                       291,902             --
                                                            ---------        ---------        ---------
          Net Cash Provided by Operating Activities            12,153           27,152           17,900
                                                            ---------        ---------        ---------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of fixed assets                                    (15,529)         (25,677)         (17,420)
                                                            ---------        ---------        ---------

              Net Cash (Used) by Investing Activities         (15,529)         (25,677)         (17,420)
                                                            ---------        ---------        ---------

CASH FLOWS FROM FINANCING ACTIVITIES
  Principal payments of long-term debt                           --               --               --
                                                            ---------        ---------        ---------
              Net Cash (Used) by Financing Activities            --               --               --
                                                            ---------        ---------        ---------

Net Increase (Decrease) in Cash and Cash Equivalents           (3,376)           1,475              480

CASH AND CASH EQUIVALENTS AT BEGINNING
  OF YEAR                                                       3,655            2,180            1,700
                                                            ---------        ---------        ---------

CASH AND CASH EQUIVALENTS AT END OF YEAR                    $     279        $   3,655        $   2,180
                                                            =========        =========        =========
CASH PAID FOR
 Interest                                                   $   8,729        $  16,035        $  14,749
 Income taxes                                               $    --          $    --          $    --

   The accompanying notes are an integral part of these financial statements.

                               SILVER LEDGE, INC.

                 Notes to the Consolidated Financial Statements
                           December 31, 1995 and 1994

NOTE 1 -     Summary of Significant Accounting Policies

             This summary of significant accounting policies of Silver Ledge, Inc. (the Company) is presented to assist in understanding these financial statements. These accounting policies conform to generally accepted accounting principles.

             The Company is in the business of manufacturing and selling steel and steel related products such as wood burning stoves.

             a. Property and Equipment

             Maintenance and repairs of property and equipment that do not improve or extend the life of the respective assets are charged to expense as incurred. The property and equipment are depreciated over their estimated useful life of 5-7 years.

             b. Income Taxes

             No provision for income taxes has been made due to operating losses in prior years. The Company has net operating loss carryovers to future years as follows:

                                           Expiring
                               Amount      in Year
                             ---------     --------
                             $ 379,924        2001
                                 2,523        2004
                             ---------
                  Total      $ 382,447

             c. Dividends

             No dividends have been declared or paid since the inception of the Company.

             d. Income (Loss) Per Share

             Income (loss) per share is computed based on the weighted average number of shares outstanding during each year.

                               SILVER LEDGE, INC.
                 Notes to the Consolidated Financial Statements
                           December 31, 1995 and 1994

NOTE 1 -     Summary of Significant Accounting Policies (Continued)

             e. Accounts Receivable

             Accounts receivable are shown net of any accounts deemed uncollectible by the Company. The allowance for doubtful accounts for the years ended December 31, 1995 and 1994 was $12,499 and $13,057, respectively.

             f. Principles of Consolidation

             The accompanying consolidated financial statements include the accounts of Silver Ledge, Inc. and its wholly-owned subsidiaries:
             Heritage Stoves, Inc., Clearfield Manufacturing and Clearfield Products. The consolidation was completed using the pooling of interests method of accounting for business combinations and all significant inter-company transactions have been eliminated.

             g. Inventory

             The inventory consists of raw materials used in the manufacturing processes and work in process. The inventory is carried at its lower of cost or market value using the first-in-first-out method.

                  At December 31, inventories were as follows:

                                                       1995          1994
                                                       ----          ----
                  Raw materials and supplies        $ 401,959     $254,266
                  Work-in-process                      18,021       92,256
                  Finished goods                      127,156       24,194
                                                    ---------     --------
                       Total                        $ 547,136     $370,716
                                                    =========     ========

             h. Cash Equivalents

             The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

             i. Fixed Assets

             The Company's fixed assets are recorded at cost:

                                                   1995            1994
                                                   ----            ----
                  Equipment                     $ 53,628        $ 38,097

                  Vehicles                         5,000           5,000
                                                --------        --------
                                                  58,628          43,097

                  Accumulated depreciation       (11,834)         (4,465)
                                                --------        --------
                      Net book value            $ 46,794        $ 38,632
                                                ========        ========

                               SILVER LEDGE, INC.
                 Notes to the Consolidated Financial Statements
                           December 31, 1995 and 1994

NOTE 2 -     Related Party Transactions

             In 1992 the Company's officers and directors formed a company which assumed all of the debt on the equipment that the Company then owned. The officers and directors are leasing the equipment back to the Company. Neither the sale nor the lease back agreements were negotiated at arms length. The Company was owed $139,139 from the sale and lease back of the equipment at December 31, 1995 and December 31, 1994. The Company paid $198,000 in rent to the related parties in 1995. The Company is renting its buildings from two major shareholders on a month to month basis. The Company paid $116,600 to the shareholders in 1995.

             The Company had approximately $800,000 in sales to companies owned by a major shareholder. At December 31, 1995 and 1994, the Company was owed $436,971 and $346,534 by those companies, respectively.

NOTE 3 -     Commitments and Contingencies

             The Company is involved in litigation arising in the course of business. It is not possible to state the ultimate outcome, if any, in these matters. The following is a summary of those matters:

             Matters reduced to judgment against the Company or its subsidiaries, or otherwise made certain, but still pending because the amount remains unpaid or no agreement for payment has been reached:

             A. MAC JAC DEVELOPMENT vs. SILVER LEDGE, INC. dba CLEARFIELD COMPANIES, INC.; Superior Court, County of Sacramento, State of California, Case No. 356036 (filed 1987). The claim in the principal sum of $3,000 was for back rent with a total three-year rental of $64,368 potentially being due (less any amount of mitigation) and for unlawful detainer pursuant to a written agreement for the rental of real property. The claim was disputed by Clearfield Companies, Inc. The amount of the claim was disputed by Silver Ledge, Inc. as possession of the premises was returned to lessor for re-rental. Judgement was rendered for the Plaintiff. The judgement remains unpaid.

             B. ELLSWORTH (L.J.) CONSTRUCTION, INC. vs. SILVER LEDGE, INC., et al.; Seventh Judicial District Court, Bingham County, State of Idaho, Case No. 13426 (filed 1987). The claim in the principal sum of $33,871 was for goods provided and services rendered. Default Judgment was entered, prior to 1990, for failure to answer. The judgment remains unpaid. The financial statements have been adjusted to reflect the claim in accounts payable.

                                   EXHIBIT C-1

                           SILVER LEDGE, INCORPORATED

                              FINANCIAL STATEMENTS

                                 March 31, 1996
                                   (Unaudited)

                               SILVER LEDGE, INC.
                           Consolidated Balance Sheets

                                     ASSETS

                                                               March 31,     December 31,
                                                                 1996            1995
                                                             ----------      -----------
                                                             (Unaudited)
CURRENT ASSETS
  Cash                                                      $      -        $       279
  Accounts receivable - trade (Note 1)                          276,140         305,556
  Accounts receivable - related parties (Note 2)                527,744         436,971
  Inventory (Note 1)                                            412,761         547,136
                                                            -----------     -----------
     Total Current Assets                                     1,216,645       1,289,942
                                                            -----------     -----------
FIXED ASSETS, net of accumulated depreciation (Note 1)           44,952          46,794
                                                            -----------     -----------
     TOTAL ASSETS                                            $1,261,597     $ 1,336,736
                                                            ===========     ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Cash overdraft                                            $    73,563     $    58,044
  Accounts payable                                              174,155         146,908
  Accrued expenses                                                1,100          78,150
  Line of credit                                                234,061         291,902
                                                            -----------     -----------
     Total Current Liabilities                                  482,879         575,004
                                                            -----------     -----------
     Total Liabilities                                          482,879         575,004
                                                            -----------     -----------
COMMITMENTS AND CONTINGENCIES (Note 3)                             -               -
                                                            -----------     -----------
STOCKHOLDERS' EQUITY
  Common Stock, par value $0.10 per share,
   50,000,000 shares authorized, 45,657,907 shares
   issued and outstanding                                     4,565,791       4,565,791
  Deficit in capital in excess of par value                  (2,946,215)     (2,946,215)
  Accumulated deficit                                          (840,858)       (857,844)
                                                            -----------     -----------
     Total Stockholders' Equity                                 778,718         761,732
                                                            -----------     -----------
     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY             $ 1,261,597     $ 1,336,736
                                                            ===========     ===========

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

                               SILVER LEDGE, INC.
                      Consolidated Statements of Operations

                                           For the Three
                                       Months Ended March 31,
                                     -------------------------
                                        1996          1995
                                     -----------   -----------
                                     (Unaudited)   (Unaudited)

REVENUES
  Sales                               $696,119       $804,511
  Cost of goods sold                   515,128        631,428
                                      --------       --------

   Gross Profit                        180,991        173,083
                                      --------       --------
EXPENSES
  Depreciation and amortization          1,842            771
  General and administrative           162,163        140,482
                                      --------       --------

   Total Expenses                      164,005        141,253
                                      --------       --------

NET INCOME FROM OPERATIONS              16,986         31,830
  Income tax expense (Note 1)             --             --
                                      --------       --------

NET INCOME (LOSS)                     $ 16,986       $ 31,830
                                      ========       ========
INCOME (LOSS)
 PER SHARE                            $   0.00       $   0.00
                                      ========       ========

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

                               SILVER LEDGE, INC.
                 Consolidated Statements of Stockholders' Equity
                                   (Unaudited)

                                                      Deficit in
                                 Common Stock         Capital in
                         -------------------------    Excess of     Accumulated
                            Shares       Amount       Par Value       Deficit
                         -----------   -----------   -----------    -----------
Balance,
 December 31, 1994        45,657,907   $ 4,565,791   $(2,946,215)   $  (924,185)

Net income for
 the year ended
 December 31, 1995              --            --            --           66,341
                         -----------   -----------   -----------    -----------

Balance,
 December 31, 1995        45,657,907     4,565,791    (2,946,215)      (857,844)

Net income for the
 three months ended
 March 31, 1996                 --            --            --           16,986
                         -----------   -----------   -----------    -----------

Balance, March 31, 1996   45,657,907   $ 4,565,791   $(2,946,215)   $  (840,858)
                         ===========   ===========   ===========    ===========

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

                               SILVER LEDGE, INC.
                      Consolidated Statements of Cash Flows

                                                                For the Three
                                                            Months Ended March 31,
                                                          ---------------------------
                                                             1996            1995
                                                          -----------     -----------
                                                          (Unaudited)     (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
 Net income                                               $  16,986        $  31,830
  Non-cash expenses and revenues
    included in income
    Depreciation                                              1,842              771
  Changes in operating assets and liabilities
   (Increase) decrease in accounts receivable               (61,357)         (32,570)
   (Increase) decrease in inventory                         134,375          (83,173)
   Increase (decrease) in accounts
    payable and accrued expenses                            (49,803)        (124,921)
   Increase (decrease) in cash overdraft                     15,519             --
                                                          ---------        ---------

          Net Cash (Used) by Operating Activities            57,562         (208,063)
                                                          ---------        ---------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of fixed assets                                     --               --
                                                          ---------        ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Repayment of line of credit                               (57,841)            --
  Proceeds from line of credit                                 --            227,041
                                                          ---------        ---------

          Net Cash Provided by Financing Activities         (57,841)         227,041
                                                          ---------        ---------
NET INCREASE (DECREASE) IN
 CASH AND CASH EQUIVALENTS                                     (279)          18,978

CASH AND CASH EQUIVALENTS
 AT BEGINNING OF PERIOD                                         279            3,655
                                                          ---------        ---------
CASH AND CASH EQUIVALENTS
 AT END OF PERIOD                                         $    --          $  22,633
                                                          =========        =========
CASH PAID FOR
 Interest                                                 $    --          $  17,359
 Income taxes                                                  --               --

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

                               SILVER LEDGE, INC.
                 Notes to the Consolidated Financial Statements
                      December 31, 1995 and March 31, 1996

NOTE 1 -     Summary of Significant Accounting Policies

             This summary of significant accounting policies of Silver Ledge, Inc. (the Company) is presented to assist in understanding these financial statements. These accounting policies conform to generally accepted accounting principles.

             The Company is in the business of manufacturing and selling steel and steel related products such as wood burning stoves.

             a. Property and Equipment

             Maintenance and repairs of property and equipment that do not improve or extend the life of the respective assets are charged to expense as incurred. The property and equipment are depreciated over their estimated useful life of 5-7 years.

             b. Income Taxes

             No provision for income taxes has been made due to operating losses in prior years. The Company has net operating loss carryovers to future years as follows:

                                              Expiring
                               Amount          in Year
                              --------        --------
                              $379,924           2001
                                 2,523           2004
                              --------
                  Total       $382,447
                              ========

             c. Dividends

             No dividends have been declared or paid since the inception of the Company.

             d. Income (Loss) Per Share

             Income (loss) per share is computed based on the weighted average number of shares outstanding during each year.

                               SILVER LEDGE, INC.
                 Notes to the Consolidated Financial Statements
                      December 31, 1995 and March 31, 1996

NOTE 1 -     Summary of Significant Accounting Policies (Continued)

             e. Accounts Receivable

             Accounts receivable are shown net of any accounts deemed uncollectible by the Company. The allowance for doubtful accounts for the year ended December 31, 1995 was $12,499.

             f. Principles of Consolidation

             The accompanying consolidated financial statements include the accounts of Silver Ledge, Inc. and its wholly-owned subsidiaries:
             Heritage Stoves, Inc., Clearfield Manufacturing and Clearfield Products. The consolidation was completed using the pooling of interests method of accounting for business combinations and all significant inter-company transactions have been eliminated.

             g. Inventory

             The inventory consists of raw materials used in the manufacturing processes and work in process. The inventory is carried at its lower of cost or market value using the first-in-first-out method.

                       At December 31, inventories were as follows:

                                                             1995
                                                           --------
                       Raw materials and supplies          $401,959
                       Work-in-process                       18,021
                       Finished goods                       127,156
                                                           --------
                            Total                          $547,136
                                                           ========

             h. Cash Equivalents

             The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

             i. Fixed Assets

             The Company's fixed assets are recorded at cost:

                                                        1995
                                                      --------
                       Equipment                      $ 53,628
                       Vehicles                          5,000
                                                      --------
                                                        58,628
                       Accumulated depreciation        (11,834)
                                                      --------
                           Net book value             $ 46,794
                                                      ========

                               SILVER LEDGE, INC.
                 Notes to the Consolidated Financial Statements
                      December 31, 1995 and March 31, 1996

NOTE 2 -     Related Party Transactions

             In 1992 the Company's officers and directors formed a company which assumed all of the debt on the equipment that the Company then owned. The officers and directors are leasing the equipment back to the Company. Neither the sale nor the lease back agreements were negotiated at arms length. The Company was owed $139,139 and $27,055 from the sale and lease back of the equipment at December 31, 1995 and March 31, 1996, respectively. The Company paid $198,000 in rent to the related parties in 1995. The Company is renting its buildings from two major shareholders on a month to month basis. The Company paid $116,600 to the shareholders in 1995.

             In 1994, the Company had approximately $800,000 in sales to companies owned by a major shareholder. At December 31, 1995 and March 31, 1996, the Company was owed $436,971 and $500,689 by those companies, respectively.

NOTE 3 -     Commitments and Contingencies

             The Company is involved in litigation arising in the course of business. It is not possible to state the ultimate outcome, if any, in these matters. The following is a summary of those matters:

             Matters reduced to judgment against the Company or its subsidiaries, or otherwise made certain, but still pending because the amount remains unpaid or no agreement for payment has been reached:

             A. MAC JAC DEVELOPMENT vs. SILVER LEDGE, INC. dba CLEARFIELD COMPANIES, INC.; Superior Court, County of Sacramento, State of California, Case No. 356036 (filed 1987). The claim in the principal sum of $3,000 was for back rent with a total three-year rental of $64,368 potentially being due (less any amount of mitigation) and for unlawful detainer pursuant to a written agreement for the rental of real property. The claim was disputed by Clearfield Companies, Inc. The amount of the claim was disputed by Silver Ledge, Inc. as possession of the premises was returned to lessor for re-rental. Judgement was rendered for the Plaintiff. The judgement remains unpaid.

             B. ELLSWORTH (L.J.) CONSTRUCTION, INC. vs. SILVER LEDGE, INC., et al.; Seventh Judicial District Court, Bingham County, State of Idaho, Case No. 13426 (filed 1987). The claim in the principal sum of $33,871 was for goods provided and services rendered. Default Judgment was entered, prior to 1990, for failure to answer. The judgment remains unpaid. The financial statements have been adjusted to reflect the claim in accounts payable.

                                    EXHIBIT D

             Subject to the completion of the Plan, Silver Ledge is required to issue 610,000 post-split shares of its common stock to Hap Russell, a consultant to Silver Ledge, for services rendered in connection with the negotiation and consummation of the Plan.

                                    EXHIBIT E

                      NET TELECOMMUNICATIONS, INCORPORATED

                   FINANCIAL STATEMENTS FOR THE PERIODS ENDED

                      December 31, 1995 and March 31, 1996

                           LONG DISTANCE INTERNATIONAL
                          (A Development Stage Company)

                              FINANCIAL STATEMENTS

                    FOR THE THREE MONTHS ENDED MARCH 31, 1996

                                       AND

                      FOR THE YEAR ENDED DECEMBER 31, 1995

                                      WITH

                          INDEPENDENT AUDITOR'S REPORT

                           LONG DISTANCE INTERNATIONAL
                          (A Development Stage Company)

                                    CONTENTS

                                                         PAGE

Independent Auditor's Report                               1

Balance Sheets, March 31, 1996 and
   December 31, 1995                                       2


Statement of Operations, for the three months
    ended March 31, 1996 and for the year ended
    December 31, 1995 and from inception
    (October 24, 1994) to March 31, 1996                   3


Statement of Stockholders' Equity, for the
    three months ended March 31, 1996 and for
    the year ended December 31, 1995 and from
    inception (October 24, 1994) to March 31,
    1996                                                   4

Statement of Cash Flows, for the three months
    ended March 31, 1996 for the year ended
    December 31, 1995 and from inception
    (October 21, 1994) to March 31, 1996                   5

Notes to Financial Statements                           6-10

                    [LETTERHEAD OF DAVID T. THOMPSON P.C.]


Independent Auditor's Report

Board of Directors and Stockholders
LONG DISTANCE INTERNATIONAL
Las Vegas, Nevada

I have audited the accompanying balance sheets of Long Distance International (a development stage company) as of March 31, 1996 and December 31, 1995 and the related statements of operations, stockholders' equity and cash flows for the three months ended March 31, 1996 and the year ended December 31, 1995 and from Inception (October 24, 1994) to March 31, 1996. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on the financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Long Distance International (a development stage company) as of March 31, 1996 and December 31, 1995 and the results of its operations and its cash flows for the three months ended March 31, 1996 and the year ended December 31, 1995 and from inception (October 24, 1994) to March 31, 1996 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6, the Company is in the development stage and has sustained significant losses during its development stage which raise substantial doubt about its ability to continue as a going concern., Management's plans in regard to these matters are also discussed in Note 6. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                                   /s/ David T. Thomson P.C.

Salt Lake City, Utah
April  22, 1996 (except as to Notes 8 and 9 which are as  of June 21, 1996)

                           LONG DISTANCE INTERNATIONAL
                          (A Development Stage Company)

                                  BALANCE SHEET

                                     ASSETS

                                                  March 31,      December 31,
                                                    1996             1995
                                                  ---------        ---------
CURRENT ASSETS
     Cash in bank                                 $  54,624        $  22,380
     Accounts receivable                              9,930            5,808
     Receivable - related party                       5,120            5,120
     Marketable securities                            4,950             --
     Prepaid expenses                                    74               74
     Loans receivable, less an allowance of
        $8,000 each period                             --               --
                                                  ---------        ---------
           Total Current Assets                      74,698           33,382
                                                  ---------        ---------
EQUIPMENT
     Office equipment                                10,118           10,118
     Less - accumulated depreciation                 (2,833)          (2,024)
                                                  ---------        ---------
           Equipment - net                            7,285            8,094
                                                  ---------        ---------
TOTAL ASSETS                                      $  81,983        $  41,476
                                                  =========        =========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
     Accounts payable                             $  13,660        $   2,606
     Commissions payable                                565              452
     Payable to company officers                      4,041            6,555
                                                  ---------        ---------
           Total Current Liabilities                 18,266            9,613
                                                  ---------        ---------
STOCKHOLDERS' EQUITY
     Common stock; no par value,
        2,500 shares authorized,
        2,427 and 2,278 shares  issued and
        outstanding respectively                    181,632          132,301
     Earnings (deficit) accumulated
        during the development stage               (117,915)        (100,438)
                                                  ---------        ---------
           Total Stockholders' Equity                63,717           31,863
                                                  ---------        ---------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY        $  81,983        $  41,476
                                                  =========        =========

The accompanying notes are an integral part of these financial statements.

                          LONG DISTANCE INTERNATIONAL
                         (A Development Stage Company)

                            STATEMENT OF OPERATIONS


                                      For The
                                   Three Months         For The       Cumulative
                                       Ended           Year Ended      During the
                                     March 31,        December 31,    Development
                                       1996              1995            Stage
                                    ----------       ----------       -----------
REVENUE
     Commissions on sale of
          telephone services            $9,013          $10,746          $19,759
     Interest income                         1                1                2
     Unrealized gain on
          marketable securities            750                -              750
                                     ---------        ---------        ---------
                                         9,764           10,747           20,511
                                     ---------        ---------        ---------
EXPENSES
     Wages and contract                   --             43,657           44,657
          services
     Payroll taxes                        --              4,740            4,740
     Office expenses                       962            5,216            6,178
     Commissions                           832              579            1,411
     Health insurance                     --              5,156            5,156
     Professional fees                   2,995            1,081            4,076
     Meals and entertainment             1,156            2,831            3,987
     Rent and occupancy                  1,840           12,561           14,401
     Travel and transportation          14,846           16,317           31,163
     Bad debt expenses                   1,575            8,182            9,757
     Telephone cost and                  1,582            7,327            8,909
       expenses
     Depreciation                          809            2,024            2,833
     Advertising and promotion             541              390              931
     Taxes                                 103              124              227
                                     ---------        ---------        ---------

                                        27,241          110,185          138,426
                                     ---------        ---------        ---------

NET INCOME (LOSS)                    $ (17,477)       $ (99,438)       $(117,915)
                                     =========        =========        =========

EARNINGS (LOSS) PER SHARE            $      (7)       $     (49)       $     (56)
                                     =========        =========        =========

The accompanying notes are an integral part of these financial statements.

                          LONG DISTANCE INTERNATIONAL
                         (A Development Stage Company)

                        STATEMENT OF STOCKHOLDERS' EQUITY

                                                                                           Cumulative
                                                                    Common Stock           During the
                                                             -------------------------     Development
                                                              Shares          Amount          Stage
                                                             ---------       ---------       ---------
BALANCE, October 24, 1994 (Inception)                        $    --         $    --         $    --

Shares issued to initial stockholders for
   services valued at $1,000; October 24, 1994                   1,875           1,000            --

Net income (loss) from inception to December 31, 1994             --              --            (1,000)
                                                             ---------       ---------       ---------

BALANCE, December 31, 1994                                       1,875           1,000          (1,000)

Issuance of common stock in exchange for debt
   November 1995 at an approximate price of
   $319.149 per share                                              188          60,000            --

Issuance of common stock for cash at various dates
   at approximately $331.125 per share                             215          71,301            --

Net income (loss) for the year ended December 31, 1995            --              --           (99,438)
                                                             ---------       ---------       ---------
BALANCE, December 31, 1995                                       2,278         132,301        (100,438)

Issuance of common stock for cash at various dates
   at approximately $331.125 per share                             149          49,331            --

Net income (loss) for the three months ended March 31, 1996       --              --           (17,477)
                                                             ---------       ---------       ---------

BALANCE, March 31, 1996                                      $   2,427       $ 181,632       $(117,915)
                                                             =========       =========       =========

The accompanying notes are an integral part of these financial statements.

                          LONG DISTANCE INTERNATIONAL
                         (A Development Stage Company)

                            STATEMENT OF CASH FLOWS

                                                             For the
                                                           Three Months         For the       Cumulative
                                                              Ended           Year Ended      During the
                                                            March 31,          March 31,      Development
                                                               1996              1995            Stage
                                                          ------------       -----------     ------------
INCREASED (DECREASE) IN CASH

CASH FLOWS FROM OPERATING ACTIVITIES
        Sale of telephone services                              $4,891           $4,938           $9,829
        Interest income                                              1                1                2
        Cash paid for services and to suppliers                (17,676)        (103,618)        (121,294)
        Cash paid for taxes                                       (103)            (124)            (227)
                                                             ---------        ---------        ---------
          Net Cash Flows (Used) in Operating Activities        (12,887)         (98,803)        (111,690)
                                                             ---------        ---------        ---------
CASH FLOWS FROM INVESTING ACTIVITIES
        Purchase of marketable securities                       (4,200)               -           (4,200)
        Purchase of office equipment                                 -          (10,118)         (10,118)
                                                             ---------        ---------        ---------
           Net Cash Flows (Used in Investing Activites          (4,200)         (10,118)         (14,318)
                                                             ---------        ---------        ---------
CASH FLOWS FROM FINANCING ACTIVITIES
        Sale of common stock                                    49,331          131,301          180,632
                                                             ---------        ---------        ---------
           Net Cash Flows from Financing Activities             49,331          131,301          180,632
                                                             ---------        ---------        ---------
NET INCREASE (DECREASE) IN CASH                                 32,244           22,380           54,624
CASH - BEGINNING OF PERIOD                                      22,380                -                -
                                                             ---------        ---------        ---------
CASH - END OF PERIOD                                           $54,624          $22,380          $54,624
                                                             ---------        ---------        ---------
RECONCILIATION OF NET INCOME (LOSS) TO NET CASH PROVIDED
   (USED) BY OPERATING ACTIVITIES

NET INCOME (LOSS)                                            $ (17,477)       $ (99,438)       $(117,915)
                                                             ---------        ---------        ---------
Adjustments to reconcile net income (loss) to net
   cash provided (used) by operating activities
        Stock issued for services                                 --               --              1,000
        Depreciation                                               809            2,024            2,833
        Bad debt allowances                                       --              8,000            8,000
        Unrealized gain                                           (750)            --               (750)
        Change in assets and liabilities
         Increase in accounts receivable                        (4,122)          (5,808)          (9,930)
         Increase in receivable related parties                   --             (5,120)          (5,120)
         Increase in loans receivable                             --             (8,000)          (8,000)
         Increase in prepaid expenses                             --                (74)             (74)
         Increase  in accounts payable                           9,512            5,260           14,772
         Increase in commissions payable                           113              452              565
         Increase (decrease) in payable to officer                (972)           3,901            2,929
                                                             ---------        ---------        ---------
          Total Adjustments                                      4,590              635            6,225
                                                             ---------        ---------        ---------
NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES             $ (12,887)       $ (98,803)       $(111,690)
                                                             ---------        ---------        ---------
SUPPLEMENTAL INFORMATION
     Stock issued for services                               $    --           $    --         $   1,000
                                                             ---------        ---------        ---------

The accompanying notes are an integral part of these financial statements.

                          LONG DISTANCE INTERNATIONAL
                         (A Development Stage Company)

                         NOTES TO FINANCIAL STATEMENTS

NOTE  1  -  SUMMARY OF SIGNIFICANT ACCCOUNTING POLICIES

     Organization - The Company was organized under the laws of the State of Nevada on October 24, 1994 and has elected a fiscal year end of December 31st. The Company started its operation in May of 1995 primarily as a resaler of long distance services. The Company is considered a development stage Company as defined in SFAS No. 7. The Company, has at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors.

     Earnings (Loss) Per Share - The computation of earnings (loss) per share of common stock is based on the weighted average number of shares outstanding during the period presented.

     Income Taxes - Due to no income at March 31, 1996 and December 31, 1995 no provision for income taxes has been made. There are no deferred income taxes resulting from income and expense items being reported for financial accounting and tax reporting purposes in different periods.

     Office Equipment - The cost of equipment is depreciated over the estimated useful lives of the related assets. Depreciation is computed using the Modified Accelerated Cost Recovery System using double declining balance over a 5 year life with a half year convention for determining when the asset was placed in service.

     Cash and Cash Equivalents - For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. During 1995 the Company had a noncash financing activity in which stock was issued in exchange for $60,000 of debt.

     Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Marketable Securities - Marketable securities are stated at fair value. All marketable securities are defined as trading securities under the provisions of statement of Financial Accounting Standards No 115, "Accounting for Certain Investments in Debt and Equity Securities" (SFAS
     115) and unrealized holding gains and losses are reflected in earnings. Fair value is determined by the most recently traded price of the security at the balance sheet date. At the date of the audit report the fair value of the marketable securities was $6,200.

                           LONG DISTANCE INTERNATIONAL
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

NOTE  2  -  COMMON STOCK TRANSATIONS

     At inception of the Company, initial stockholders were issued 1,875 shares of the Company's no par stock for services valued at $1,000. On November 23, 1994 188 shares of common stock of the Company was exchanged for $60,000 of debt at a price per share of approximately $319.149.

     During 1995 and 1996 the Company sold additional shares of its common stock for cash at an approximate price of $331.125 per share. During 1995, 214.62 shares were sold for $71,301 and during the three months ended March 31, 1996, 148.98 shares of stock was sold for $49,331.

     Subsequent to March 31, 1996 and to the date of this audit report the Company sold an additional 88.68 shares for cash of $29,368. The shares described in this paragraph and the above paragraph were sold for a total of $150,000 cash and a consulting fee of $9,000 was paid.

NOTE 3  -  RELATED PARTY TRANSACTIONS

     The Company shares office space and employee services with another organization that is related by management and stock ownership. For the three months ended March 31, 1996 and the year ended December 31, 1995, the Company paid $1,530 and $3,302 to the related organization for the expenses explained above. Subsequent to March 31, 1996 and to the date of this report $2,236 had been paid. At March 31, 1996 and December 31, 1995 this same related organization owed the Company $5,120.

     Certain officers of the Company, one of which is also a stockholder, have paid expenses in behalf of the organization which were unreimbursed and due to them at March 31, 1996 and December 31, 1995. The amounts owed were $4,041 at March 31, 1996 and $6,555 at December 31, 1995.

NOTE  4  -  INCOME TAXES

     The Company has adopted Statement of Financial Accounting Standards No. 109- "Accounting for Income Taxes" (SFAS 109). SFAS 109 is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. In estimating future tax consequences, SFAS 109 generally considers all expected future events other than enactments of changes in the tax law or rates. For tax purposes, the Company has available at December 31, 1995 a net operating loss carryforward for Federal Income Tax purposes of approximately $98,023 which will expire as shown below. A valuation allowance of $33,328 has been established for those tax credits which are not expected to be realized.

                    Year           Amount
                    ----           ------
                    2010           $98,023

                           LONG DISTANCE INTERNATIONAL
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

NOTE 5  -  AGREEMENTS

     The Company has entered into an agreement with LCI International, Inc.
     (LCI). LCI appointed the Company as a non-exclusive representative to promote the sale of and solicit orders for LCI long distant telephone services. The Company receives commissions for the sale of the above services at 10% of monthly Collected Revenue for 12 months. After 12 months the commission rate varies from 5% to 15% based on various Monthly Collected Revenue levels per different types of name long distance services as outlined in the agreement and its amendments.

     The Company has also entered into an agreement with Metrocom Corporation (Metrocom). Metrocom appointed the Company as a non-exclusive representative to sell and solicit orders for Metrocom long distance telephone services. The Company also gets commissions on this agreement based on a complicated commission schedule with rates from 5% to 30% as outlined in the agreement per certain volume levels of orders obtained.

     During the three months ended March 31, 1996 and the year ended December 31, 1995, 97% and 100% respectively of the commission received were from LCI. The estimated gross long distance revenue the commissions were based on was $76,260 and $86,819 for the three months ended March 31, 1996 and the year ended December 31, 1995 respectively.

     The Company has consultant agreements with individuals and other organization to pay commission of 5% to 6% on billed long distance minus taxes and discounts.

     The Company has agreements with two former employees. Under the agreement funds advanced to the employees after their termination, were to be treated as loans and repaid at future dates through payroll deductions when hired again. The advances were recorded as loans receivable at March 31, 1996 and December 31, 1995 in a total amount of $8,000. Due to the uncertainty as to collectibility a valuation allowance was applied against the loans in the balance sheets at March 31, 1995 and December 31, 1996.

NOTE  6  -  GOING CONCERN

     The Company has experienced losses of $17,477 and $99,438 for the three months ended March 31, 1996 and the year ended December 31, 1995 respectively. The Company has yet to generate sales or revenue to cover operations to date, and it can't be assured that sales will be enough to cover future expenses. In light of the above circumstances, the ability of the Company to continue as a going concern is substantially in doubt. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

     Management believes their plans will provide the Company with the ability to continue in existence. Management plans to initiate a corporate reorganization. (See Note 9). The Company also plans to take steps to reduce expenses and enhance sales. There can be no assurance, assuming the Company successfully initiates a corporate reorganization or enters into a business alliance or changes its method to enhance sales, that the Company will achieve profitability or positive cash flow.

                           LONG DISTANCE INTERNATIONAL
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

NOTE  7  -  CONTINGENCIES

     In connection with the limited offering of the Corporation's common stock (see note 2), an offer was made to a resident of the State of Pennsylvania, without filing the required Notice with the Pennsylvania Securities Commission to claim the appropriate exemption. A Recission Offer was sent to this person. The person has returned the Recission Offer and has rejected it.

     75,000 post-split shares of common stock are to be issued to the Company's counsel pursuant to an Engagement Letter. The shares will be issued pursuant to a Consultant's Compensation Plan to be entered into between the attorney and the proposed publicly held reorganization candidate, Silver Ledge, Inc., a Montana corporation. This Consultant's Compensation Plan will be subject to the completion of the proposed reorganization with Silver Ledge, Inc. (see Note 8).

NOTE 8  -  SUBSEQUENT EVENTS

     On May 6, 1996 the Company loaned $10,000 to Las Vegas Reservation, Inc. and two individuals acting as its officers. Each principal, jointly and severally promised to pay pursuant to a promissory note, the $10,000 by May 6, 1997. The note is unsecured and carries no interest.

     On May 9, 1996, the Company incorporated a wholly-owned subsidiary, Net Telecommunications, Incorporated, under the laws of the State of Nevada ("Net Tel"). The Company intended to merge into this wholly-owned subsidiary, with the sole purpose thereof being to change the name of the Company to "Net Telecommunications, Incorporated" and to increase its authorized capital from 2,500 no par shares to 10,000 no par shares. This merger was completed and filed with Nevada on June 18, 1996. The Company is presently negotiating a "reverse" merger (the "Plan") with a publicly held company, Silver Ledge, Incorporated, ("Silver Ledge") a Montana corporation which has resolved to change its domicile to Nevada. Pursuant to the proposed Plan, Silver Ledge would:

     Effect a 40.087785 for one reverse split of its 43,675,907 outstanding shares, retaining the authorized shares at 50,000,000 and reducing the par value from $0.10 to $0.001 per share, with appropriate adjustments being made in the additional paid in capital and stated capital accounts of the Company, and resulting in a total of approximately 1,089,057 shares of $0.001 par value common voting stock being issued and outstanding.

     Convey all of the outstanding securities of its wholly-owned subsidiaries through which it owns and operates all of its assets and liabilities in exchange for the cancellation of 689,057 post-split shares of Silver Ledge, resulting in there then being 400,000 shares issued and outstanding.

     Exchange 6,000,000 post-split "unregistered" and "restricted" shares of common stock of Silver Ledge for 100% of the outstanding securities of the Company in a merger with Silver Ledge being the surviving Company, or approximately 2,385.4 shares of Silver Ledge for each outstanding share of the Company.

                           LONG DISTANCE INTERNATIONAL
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

     NOTE 8  -  SUBSEQUENT EVENTS  -  CONTINUED

     An additional 100,000, 500,000, 450,000 and 600,000 of such post-split shares, respectively, shall be issued by the surviving Company under the Plan (Silver Ledge) to Intralink U.S.A., Inc., a Nevada corporation ("Intralink"), Global Tours, Inc., a Nevada corporation ("Global Tours"), Las Vegas Reservations, Inc., a Nevada corporation (Las Vegas Reservations"), and Sierra-Net, Inc., a Nevada corporation ("Sierra-Net"), respectively, pursuant to the Letters of Intent between these respective entities and the Corporation, which are subject to the completion of the Plan and a merger between the Company and Net Tel, with Net Tel being the survivor.

     Also, 140,000 post-split shares of common stock of Silver Ledge will be issued to certain consultants pursuant to written Compensation Agreements and will be issued subject to the filing of an S-8 Registration Statement; these 140,000 post-split shares shall include the 75,000 post-split shares due and payable by the Company pursuant to the Engagement Letter with its counsel. (see note 7)

     The reorganized Silver Ledge will issue an additional 1,460,000 "unregistered" and "restricted" shares of common stock to certain other consultants to the Company and Silver Ledge, 610,000 and 650,000, respectively.

     The directors and officers of the Company will become directors and officers of the reorganized Silver Ledge.

     The foregoing will result in there then being 9,650,000 post-split outstanding shares in the reorganized entity (assuming definitive agreements can be negotiated and completed with Intralink, Global Tours, Las Vegas Reservations and Sierra-Net), with Silver Ledge having four subsidiaries, those being, Intralink, Global Tours, Las Vegas Reservations and Sierra-Net.

                                    EXHIBIT F

                 Subject to the completion of the Plan, Net Tel is required to issue the following shares of common stock following the completion the Plan with a publicly held company, to-wit:

                 1. 100,000, 500,000, 450,000 and 600,000 of post-split
"unregistered" and "restricted" shares, respectively, shall be issued to Intralink U.S.A., Inc., a Nevada corporation ("Intralink"), Global Tours, Inc., a Nevada corporation ("Global Tours"), Las Vegas Reservations, Inc., a Nevada corporation ("Las Vegas Reservations"), and Sierra-Net, Inc., a Nevada corporation ("Sierra-Net"), pursuant to the Letters of Intent between these respective entities and Net Tel, whereby all of these entities will become wholly-owned subsidiaries of the Surviving Corporation under the Plan, and all of which are subject to the completion of the Plan, and further subject to the execution and delivery of definitive agreements between the respective parties;

                 2. 140,000 post-split shares of common stock to certain consultants pursuant to written Compensation Agreements and which will be issued subject to the filing of an S-8 Registration Statement by the Surviving Corporation; these 140,000 post-split shares shall include the 75,000 post-split shares due and payable to Net Tel's legal counsel pursuant to the Engagement Letter with its counsel; and

                 3. 850,000 post-split "unregistered" and "restricted" shares to certain other consultants for similar services, to be issued pursuant to Regulation S of the Securities and Exchange Commission by the Surviving Corporation.

                                    EXHIBIT G

Fidelity Stock Transfer Company
1800 South West Temple, Suite 301
Salt Lake City, Utah 84115

Silver Ledge, Incorporated
352 South Main Street
Clearfield, Utah 84015

Re: Exchange of shares of Net Telecommunications, Incorporated, a Nevada corporation ("Net Tel"), for shares of Silver Ledge, Incorporated, a Nevada corporation ("Silver Ledge or "Company")

Gentlemen:

                 Pursuant to that certain Agreement and Plan of Merger ("Plan") between the undersigned, Net Tel, and Silver Ledge, I acknowledge that I have approved this exchange; that I am aware of all of the terms and conditions of the Plan; that I have received and personally reviewed a copy of the Plan, the Annual Report on Form 10-KSB of Silver Ledge for the year ended December 31, 1995, and its Quarterly Report on Form 10-QSB for the quarter ended March 31, 1996. I represent and warrant that no director or executive officer of the Company or any associate of either has solicited this exchange; that I am an "accredited investor" as that term is known under the Rules and Regulations of the Securities and Exchange Commission (see Exhibit "A" hereto); and/or I represent and warrant that I have sufficient knowledge and experience to understand the nature of the exchange, and I am fully capable of bearing the economic risk of the loss of my entire cost basis in the shares of Net Tel being exchanged.

                 I further understand that immediately prior to the completion of the Plan, Silver Ledge will have no assets of any measurable value, having exchanged all such assets for shares of its common stock owned by certain principal stockholders of Silver Ledge, and that in actuality, the completion of the Plan and the exchange of my shares of Net Tel for shares of Silver Ledge results in a decrease in the actual percentage of ownership that my shares of Net Tel represented in Net Tel prior to the completion of the Plan by approximately 25%.

                 I understand that you have and will make books and records of your Company available to me for my inspection in connection with the contemplated exchange of my shares, and that I have been encouraged to review the information and ask any questions I may have concerning the information of any director or executive officer of the Company whose addresses are listed in the aforesaid Annual Report, or of the legal and accounting firms for the Company. I understand that the accounting firm for Silver Ledge is Jones, Jensen & Co., Certified Public Accountants, 349 South 200 East, Salt Lake City, Utah 84111; Telephone #801-328-4408; and that legal counsel for Silver Ledge is Leonard E. Neilson, Esq., 1121 East 3900 South, Salt Lake City, Utah 84124; Telephone #801-288-2855. I also understand that copies of all material documentation concerning Silver Ledge have been delivered to Net Tel and its legal counsel.

                 I further understand that I must bear the economic risk of ownership of any of the Silver Ledge shares for a long period of time, the minimum of which will be two (2) years, as these shares are "unregistered" shares and may not be sold unless any subsequent offer or sale is registered with the United States Securities and Exchange Commission or is otherwise exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), or other applicable securities laws, rules and regulations.

                 I intend that you rely on all of my representations made herein and those in the personal questionnaire (if applicable) I provided to Net Tel for use by Silver Ledge as they are being made to induce you to issue me the shares of Silver Ledge under the Plan, and I further represent (of my personal knowledge or by virtue of my reliance on one or more personal representatives), and agree as follows, to-wit:

                 1. That the shares being acquired are being received for investment purposes and not with a view toward further distribution;

                 2. That I have a full and complete understanding of the phrase "for investment purposes and not with a view toward further distribution";

                 3. That I understand the meaning of "unregistered shares" and know that they are not freely tradeable;

                 4. That any stock certificate issued by you to me in connection with the shares being acquired shall be imprinted with a legend restricting the sale, assignment, hypothecation or other disposition unless it can be made in accordance with applicable laws, rules and regulations;

                 5. I agree that the stock transfer records of your Company shall reflect that I have requested the Company not to effect any transfer of any stock certificate representing any of the shares being acquired unless I shall first have obtained an opinion of legal counsel to the effect that the shares may be sold in accordance with applicable laws, rules and regulations, and I understand that any opinion must be from legal counsel satisfactory to the Company and, regardless of any opinion, I understand that the exemption covered by any opinion must in fact be applicable to the shares;

                 6. That I shall not sell, offer to sell, transfer, assign, hypothecate or make any other disposition of any interest in the shares being acquired except as may be pursuant to any applicable laws, rules and regulations;

                 7. I fully understand that my shares which are being exchanged for shares of the Company are "risk capital," and I am fully capable of bearing the economic risks attendant to this investment, without qualification; and

                 8. I also understand that without approval of counsel for Silver Ledge, all shares of Silver Ledge to be issued and delivered to me in exchange for my shares of Net Tel shall be represented by one stock certificate only and which such stock certificate shall be imprinted with the following legend or a reasonable facsimile thereof on the front and reverse sides thereof:

                 The shares of stock represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold or otherwise transferred unless compliance with the registration provisions of such Act has been made or unless availability of an exemption from such registration provisions has been established, or unless sold pursuant to Rule 144 under the Act.

                 Any request for more than one stock certificate must be accompanied by a letter signed by the requesting stockholder setting forth all relevant facts relating to the request. Silver Ledge will attempt to accommodate any stockholders' request where Silver Ledge views the request is made for valid business or personal reasons so long as in the sole discretion of Silver Ledge, the granting of the request will not facilitate a "public" distribution of unregistered shares of common voting stock of Silver Ledge.

                 You are requested and instructed to issue a stock certificate as follows, to-wit:

                           ---------------------------------------------------
                           (Name)

                           ---------------------------------------------------
                           (Address)

                           ---------------------------------------------------


                           ---------------------------------------------------

                           If joint tenancy with full rights of survivorship is desired, put the initials JTRS after your names.

                 Thank you very much.

                 Dated this 8 day of July, 1996.

                                     Very truly yours,


                                     /s/ Robert P. Amira
                                     -------------------

        Thank you very much.


        Dated this 8 day of July, 1996.
                   -        ----

                        Very truly yours,


                        /s/ Michael W. Gorts
                        --------------------

        Thank you very much.


        Dated this 3 day of July, 1996.
                   -        ----

                        Very truly yours,


                        /s/ Tony Tegano
                        -----------------

        Reg. S230.215. The term "accredited investor" as used in section 2(15)(ii) of the Securities Act of 1933 (15 U.S.C. 77b(15)(ii)) shall include the following persons:

        (a)  Any savings and loan association or other institution specified in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is a savings and loan association, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors; [Amended in Release No. 33-6758 (P84,221), effective April 11, 1988, 53 F.R. 7866; and Release No. 33-6825 (P84,404), effective April 19, 1989, 54 F.R.
11369.]

        (b) Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

        (c) Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000; [Amended in Release No. 33-6758 (P84,221), effective April 11, 1988, 53 F.R. 7866.]

        (d) Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

        (e) Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000;

        (f) Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; [Amended in Release No. 33-6758 (P84,221), effective April 11, 1988, 53 F.R. 7866.]

        (g) Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in S230.506(b)(2)(ii); and [Added in Release No. 33-6758 (P84,221), effective April 11, 1988, 53 F.R. 7866.]

        (h) Any entity in which all of the equity owners are accredited investors. [Amended in Release No. 33-6758 (P84,221), effective April 11, 1988, 53 F.R. 7866.]

        [Adopted in Release No. 33-6389 (P83,106), effective April 15, 1982, 47 F.R. 11251; amended in Release No. 33-6758 (P84,221), effective April 11, 1988, 53 F.R. 7866; and Release No. 33-6825 (P84,404), effective April 19, 1989, 54
F.R. 11369.]

                                                                      EXHIBIT A

                                    EXHIBIT H

                       CERTIFICATE OF OFFICER PURSUANT TO

                          AGREEMENT AND PLAN OF MERGER

                 The undersigned, the President of Silver Ledge, Incorporated, a Nevada corporation ("Silver Ledge"), represents and warrants the following as required by the Agreement and Plan of Merger (the "Plan") between Silver Ledge and Net Telecommunications, Incorporated, a Nevada corporation ("Net Tel"), and certain stockholders of Net Tel (the "Net Tel Stockholders):

                 1. That he is the President of Silver Ledge and has been authorized and empowered by its Board of Directors to execute and deliver this Certificate to Net Tel and the Net Tel Stockholders.

                 2. Based on his personal knowledge, information, belief and opinions of counsel for Silver Ledge regarding the Plan:

                  (i) All representations and warranties of Silver Ledge contained within the Plan are true and correct;

                  (ii) Silver Ledge has complied with all terms and provisions required of it pursuant to the Plan; and

                  (iii) There have been no material adverse changes in the financial position of Silver Ledge as set forth in its financial statements for the periods ended December 31, 1995 and 1994, and March 31, 1996, except as set forth in Exhibit D to the Plan.

                                    SILVER LEDGE, INCORPORATED

                                    By /s/Robin D. Porter
                                       -----------------------------
                                         Robin D. Porter, President

/s/Robin D. Porter                  /s/Rodney G. Porter
- - -------------------------------     -----------------------------------
Robin D. Porter, Personally         Rodney G. Porter, Personally

/s/Jennie Porter                    /s/Karen Porter
- - -------------------------------     -----------------------------------
Jennie Porter, Personally           Karen Porter, Personally

                                    EXHIBIT I

                       CERTIFICATE OF OFFICER PURSUANT TO

                          AGREEMENT AND PLAN OF MERGER

                 The undersigned, the President of Net Telecommunications, Incorporated, a Nevada corporation ("Net Tel"), represents and warrants the following as required by the Agreement and Plan of Merger ("Plan") between Net Tel, certain of its stockholders (the "Net Tel Stockholders") and Silver Ledge, Incorporated, a Nevada corporation ("Silver Ledge"):

                 1. That he is the President of Net Tel and has been authorized and empowered by its Board of Directors to execute and deliver this Certificate to Silver Ledge.

                 2. Based on his personal knowledge, information, belief:

                  (i) All representations and warranties of Net Tel contained within the Plan are true and correct;

                  (ii) Net Tel has complied with all terms and provisions required of it pursuant to the Plan; and

                  (iii) There have been no material adverse changes in the financial position of Net Tel as set forth in its financial statements for the periods ended December 31, 1995, and March 31, 1996, except as set forth in Exhibit F to the Plan.

                                    NET TELECOMMUNICATIONS,
                                    INCORPORATED

                                    By /s/ Michael Gorts
                                       --------------------------------
                                    Michael Gorts, President

/s/Robert P. Amira                  /s/ Michael Gortz
- - -------------------------------     -----------------------------------
Robert P. Amira, Personally         Michael Gortz, Personally

/s/Tony Tegano
- - -------------------------------
Tony Tegano, Personally

                                    EXHIBIT J

                                     Finders

                 None.